                                                                    EXHIBIT 12.1

                      METROMEDIA INTERNATIONAL GROUP, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                   PRO FORMA
                                           -------------------------
                                              THREE
                                             MONTHS                    THREE MONTHS ENDED
                                           ENDED MARCH   YEAR ENDED        MARCH 31,           YEARS ENDED DECEMBER 31,
                                               31,      DECEMBER 31,  --------------------  -------------------------------
                                              1999          1998        1999       1998       1998       1997       1996
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
EARNINGS:
Pretax loss from continuing operations
 before minority interests and equity in
 losses of unconsolidated investees
 attributable to common stockholders.....   $ (23,374)   $ (165,670)  $ (15,712) $ (22,767) $(143,059) $ (96,207) $ (64,563)
Income distributions from less than
 fifty-percent-owned joint ventures......         100         1,964         100        523      1,964        940        300
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
    Adjusted loss........................   $ (23,274)   $ (163,706)  $ (15,612) $ (22,264) $(141,095) $ (95,267) $ (64,263)
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
Interest expense, including amortization
 of debt discount........................   $   7,977    $   34,682   $   3,406  $   5,003  $  16,331  $  20,922  $  19,090
Portion of rent expense representative of
 the interest factor.....................         637         2,201         478        498      1,934      1,572        435
Preferred stock dividend requirement.....       3,752        15,008       3,752      3,752     15,008      4,336         --
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
    Total fixed charges..................   $  12,366    $   51,891   $   7,636  $   9,253  $  33,273  $  26,830  $  19,525
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.......      (A)          (A)          (A)        (A)        (A)        (A)        (A)
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------
                                           -----------  ------------  ---------  ---------  ---------  ---------  ---------


                                                       YEAR ENDED
                                                      FEBRUARY 28,
                                                      ------------
                                             1995         1995
                                           ---------  ------------
EARNINGS:
Pretax loss from continuing operations
 before minority interests and equity in
 losses of unconsolidated investees
 attributable to common stockholders.....  $ (30,086)  $  (17,356)
Income distributions from less than
 fifty-percent-owned joint ventures......         --           --
                                           ---------  ------------
    Adjusted loss........................  $ (30,086)  $  (17,356)
                                           ---------  ------------
                                           ---------  ------------
FIXED CHARGES:
Interest expense, including amortization
 of debt discount........................  $   5,935   $    1,109
Portion of rent expense representative of
 the interest factor.....................        303          205
Preferred stock dividend requirement.....         --           --
                                           ---------  ------------
    Total fixed charges..................  $   6,238   $    1,314
                                           ---------  ------------
                                           ---------  ------------
Ratio of earnings to fixed charges.......     (A)         (A)
                                           ---------  ------------
                                           ---------  ------------

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(A) For purposes of this computation, earnings are defined as pre-tax earnings or loss from continuing operations of Metromedia before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees attributable to common stockholders plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortization of deferred financing costs, premium and debt discounts, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third) and (iv) dividends on preferred stock. The ratio of earnings to fixed charges of Metromedia was less than 1.00 for each of the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995, thus earnings available for fixed charges were inadequate to cover fixed charges for such periods. The deficiency in earnings to fixed charges for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995 were:
    $15.6 million, $22.3 million, $141.1 million, $95.3 million, $64.3 million, $30.1 million and $17.4 million, respectively. On a pro forma basis the ratio of earnings to fixed charges of Metromedia International Group pro forma combined was less than 1.00 for the three months ended March 31, 1999 and for the year ended December 31, 1998 thus pro forma earnings available for fixed charges were inadequate to cover fixed charges for such periods. The pro forma combined deficiency in earnings to fixed charges for the three months ended March 31, 1999 and for the year ended December 31, 1998 were $23.3 million and $163.7 million, respectively.